UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 21, 2015

The Navigators Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15886	13-3138397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, 8th Floor, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 905-6090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As of March 30, 2015, the Company’s record date for the Annual Meeting, there were a total of 14,390,807 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 13,587,844 shares of common stock, or approximately 94.4% of the shares outstanding and entitled to vote, were represented in person or by proxy and, therefore, a quorum was present.

Set forth below are the final voting results for each proposal submitted to a vote of the shareholders.

1.	The following nominees for directors were elected to hold office until the 2016 annual meeting of shareholders or until their respective successors have been duly elected and qualified. The number of votes for, against, and abstained and all shares as to which brokers indicated that they did not have the authority to vote (“Broker Non-Votes”) with respect to each director were as follows:

Nominee	For	Withheld	Broker Non-Votes

Saul L. Basch	12,908,843	229,731	449,270

H. J. Mervyn Blakeney	12,894,102	244,472	449,270

Terence N. Deeks	12,800,236	338,338	449,270

Stanley A. Galanski	12,874,595	263,979	449,270

Geoffrey E. Johnson	12,908,843	229,731	449,270

Robert V. Mendelsohn	12,908,843	229,731	449,270

David M. Platter	12,908,868	229,706	449,270

Patricia H. Roberts	12,908,291	230,283	449,270

Janice C. Tomlinson	12,908,316	230,258	449,270

Marc M. Tract	11,775,107	1,363,467	449,270

2.	The advisory resolution on executive compensation was approved. The number of votes for, against, and abstained and all Broker Non-Votes with respect to this proposal were as follows:

For	Against	Abstain	Broker Non-Votes

13,042,909	93,430	2,235	449,270

3.	The proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company for fiscal year end December 31, 2015 was approved. The number of votes for, against, and abstained and all Broker Non-Votes with respect to this proposal were as follows:

For	Against	Abstain

13,296,788	289,837	1,219

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.

By:	/s/ Ciro M. DeFalco
	Name:	Ciro M. DeFalco
	Title:	Senior Vice President, Chief Financial Officer

Date: May 21, 2015